Exhibit 99.1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/3/2000. Amended 30/9/2001

Name of entity

PEPLIN, INC.

ARBN	Quarter ended (“current quarter”)

126 884 393	31 March 2009

Consolidated statement of cash flows

		Current quarter (unaudited) $USD (000)	Year to date (unaudited) $USD (000)
	Cash flows related to operating activities
	1.1 Receipts from customers	144	481
1.2 Payments for	(a) staff costs	(1,419)	(4,964)
	(b) advertising and marketing
	(c) research and development	(3,251)	(12,261)
	(d) leased assets
	(e) other and working capital	(1,484)	(5,889)
	1.3 Dividends received
	1.4 Interest and other items of a similar nature received	123	615
	1.5 Interest and other costs of finance paid		(1)
	1.6 Income taxes paid		(2)
	1.7 Other		2

	Net operating cash flows	(5,887)	(22,019)

+ See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 1

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

	Current quarter (unaudited) $USD (000)	Year to date (unaudited) $USD (000)
1.8 Net operating cash flows (carried forward)	(5,887)	(22,019)

Cash flows related to investing activities
1.9 Payment for acquisition of:
(a) businesses (item 5)
(b) equity investments
(c) intellectual property
(d) physical non-current assets	(140)	(385)
(e) other non-current assets
1.10 Proceeds from disposal of:
(a) businesses (item 5)
(b) equity investments
(c) intellectual property
(d) physical non-current assets		1
(e) other non-current assets

1.11 Loans to other entities
1.12 Loans repaid by other entities

Net investing cash flows	(140)	(384)

1.13 Total operating and investing cash flows	(6,027)	(22,403)

Cash flows related to financing activities
1.14 Proceeds from issues of shares, options, etc.		30,700
1.15 Proceeds from sale of forfeited shares
1.16 Proceeds from borrowings
1.17 Repayment of borrowings (principal)	(1,304)	(3,865)
1.18 Dividends paid

1.19 Other – restricted deposits
1.20 Other – Borrowing costs paid (interest)	(216)	(772)
1.21 Other – Payment for cancellation of shares due to reorganization		(20)

Net financing cash flows	(1,520)	26,043

Net increase (decrease) in cash held	(7,547)	3,640

1.22 Cash at beginning of quarter/year to date	33,770	25,231
1.23 Exchange rate adjustments to item 1.22	(100)	(2,748)

1.24 Cash at end of quarter	26,123	26,123

+ See chapter 19 for defined terms.

Appendix 4C Page 2	30/9/2001

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

Current quarter (unaudited) $USD (000)
1.28 Aggregate amount of payments to the parties included in item 1.2	52

1.29 Aggregate amount of loans to the parties included in item 1.11	NIL

1.30 Explanation necessary for an understanding of the transactions

Payments to directors include directors fees, and for executive directors, salaries and bonuses. Directors fees and salaries are inclusive of superannuation.

Non-cash financing and investing activities

2.1 Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

NIL

2.2 Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

NIL

Financing facilities available

	Amount available (unaudited) $USD (000)	Amount used (unaudited) $USD (000)
3.1 Loan facilities	15,000	15,000

3.2 Credit standby arrangements	NIL	NIL

+ See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 3

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter (unaudited) $USD (000)	Previous quarter (unaudited) $USD (000)

4.1	Cash on hand and at bank	13,933	19,776

4.2	Deposits at call	12,190	13,994

4.3	Bank overdraft	NIL	NIL

4.4	Other – Term deposit	NIL	NIL

	Total: cash at end of quarter (item 1.26)	26,123	33,770

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1	Name of entity	NOT APPLICABLE	NOT APPLICABLE

5.2	Place of incorporation or registration

5.3	Consideration for acquisition or disposal

5.4	Total net assets

5.5	Nature of business

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement does /~~does not~~* give a true and fair view of the matters disclosed.

Sign here:	/s/ David Smith	Date: 30 April 2009
(~~Director/~~Company Secretary)

Print name:	David Smith

+ See chapter 19 for defined terms.

Appendix 4C Page 4	30/9/2001

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	This report has been prepared in accordance with US GAAP and is unaudited.

+ See chapter 19 for defined terms.

30/9/2001	Appendix 4C Page 5